Ex-99(a)(2)

SCHEDULE A

TO

GOLDMAN SACHS TRUST II

DECLARATION OF TRUST

As of December 6, 2016

Series of Shares	Classes of Shares

Goldman Sachs GQG Partners International Opportunities Fund	Class A Shares Class C Shares Institutional Shares Class IR Shares Class R Shares Class R6 Shares Class T Shares

Goldman Sachs Multi-Manager Alternatives Fund	Class A Shares Class C Shares Institutional Shares Class IR Shares Class R Shares Class T Shares

Goldman Sachs Multi-Manager Global Equity Fund	Institutional Shares

Goldman Sachs Multi-Manager Hedged Equity Opportunities Fund	Class A Shares Class C Shares Institutional Shares Class IR Shares Class R Shares Class R6 Shares

Goldman Sachs Multi-Manager Income Fund	Class A Shares Class C Shares Institutional Shares Class IR Shares Class R Shares Class R6 Shares

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund	Institutional Shares

Goldman Sachs Multi-Manager Real Assets Strategy Fund	Institutional Shares

Goldman Sachs Target Date 2020 Portfolio

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio

Goldman Sachs Target Date 2050 Portfolio

Goldman Sachs Target Date 2055 Portfolio

Class A Shares Service Shares Institutional Shares Class IR Shares Class R Shares Class R6 Shares

Multi-Manager International Equity Fund	Institutional Shares

Multi-Manager U.S. Dynamic Equity Fund	Institutional Shares

Multi-Manager U.S. Small Cap Equity Fund	Institutional Shares